Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Nauticus Robotics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (1)	Amount Registered (2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other	3,506,184	(3)	$1.71	(4)	$5,995,575	.00011020	$660.71
Equity	Common Stock, $0.0001 par value per share	Other	16,734,330	(5)	$3.67	(6)	$61,414,991.10	.00011020	$6,767.93
Total Offering Amounts							$67,410,566.10		$7,428.64
Total Fee Offsets									$0.00
Net Fee Due									$7,428.64

(1)	Fee calculated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 (this “Registration Statement”) shall be deemed to cover any additional shares of the common stock of Nauticus Robotics, Inc. (the “Registrant”) that become issuable under the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan (the “Plan”) by reason of any future share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of common stock of the Registrant.
(3)	This Registration Statement covers 3,506,184 shares of common stock issuable pursuant to options granted under the Plan with a weighted average exercise price of $1.71.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) of the Securities Act based on the weighted average exercise price of the options granted under the Plan.
(5)	This Registration Statement covers (i) 3,134,667 shares of common stock issuable pursuant to restricted share units granted under the Plan and (ii) 13,599,663 shares of common stock authorized and reserved for issuance under the Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. Such computation is based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on January 17, 2023, a date within five business days of the date of this Registration Statement.